Exhibit 10.4

Notice of Grant of Restricted Stock Units And Restricted Stock Unit Agreement – Employee	MTS SYSTEMS CORPORATION
ID: 41-0908057
14000 Technology Drive
Eden Prairie, MN 55344

«First» «MI» «Last»	Award Number:	«Number»
«Address»	Plan:	2011
«M_2nd_Line»	ID:	«ID»
«City» «Rg» «Postal_code»

Effective «Grant_date», you have been granted «Shares» Restricted Stock Units, representing the right to receive shares of MTS SYSTEMS CORPORATION (the “Company”) common stock pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”), subject to vesting of the Units as set forth below.

Units under this Grant will vest on the dates shown below, and are subject to earlier vesting as described in the Plan:

Number of Units	Vesting Date
«SharesY1»	«DateY1»
«SharesY2»	«DateY2»
«SharesY2»	«DateY3»

By accepting this grant via this website, you and the Company agree that the Restricted Stock Units evidenced by this Restricted Stock Unit Agreement are subject to the following:

A.

This Agreement, the Units, and the Shares issuable upon the vesting of the Units are governed by all the terms, provisions and conditions set forth in the Company’s 2011 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Employee Restricted Stock Units Grants adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, which are incorporated herein.

B.

Neither the Plan nor this Agreement confers any right with respect to continuance of your services to the Company or any of its subsidiaries nor restricts your right to terminate services to the Company at any time.

C.

The Units and the shares of stock, whether or not vested, may be recouped at the discretion of the Committee if certain events occur, including termination of your services to the Company or you compete with the Company after termination of your services in violation of your agreements with the Company, or upon certain acts detrimental to the Company, as further described in the Plan.

D.

The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued under this Agreement at the time of amendment or termination without your consent.

E.	This electronic document and your acceptance are the only evidence of this grant and no paper copy will be sent to you to evidence the grant and your acceptance.

«Grant_date»
MTS SYSTEMS CORPORATION	Date